UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 Or 15(d) of the Securities Exchange Act Of 1934
Date of Report (Date of earliest event reported) December 5, 2008
Sparton Corporation

(Exact name of registrant as specified in its charter)
Ohio

(State or other jurisdiction of incorporation)

1-1000	38-1054690

(Commission File Number)	(IRS Employer Identification No.)

2400 East Ganson Street, Jackson, Michigan	49202

(Address of principal executive offices)	(Zip Code)
(517) 787-8600

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On January 27, 2009, Sparton Corporation, an Ohio corporation (the “Company”) issued a press release announcing the appointment of Gordon Madlock as Senior Vice President, Operations of the Company. A copy of the press release is attached hereto as Exhibit 99.1. Mr. Madlock replaces Douglas E. Johnson, former Executive Vice President of the Company, who resigned from all positions he held as an officer of the Company and its subsidiaries on December 5, 2008.
Mr. Madlock, age 50, has over 30 years experience in improving manufacturing quality and productivity, and has considerable experience with corporate turnaround efforts. Mr. Madlock has served in executive positions in operations at Lear Corporation, United Technologies and, for the past eight years, Citation Corporation, a private company with foundry, machining and assembly operations, at which he served in a variety of positions, most recently as Senior Vice President, Operations.
Effective as of January 5, 2009, the Company entered into an employment agreement with Mr. Madlock. Significant terms of the employment agreement include, without limitation, his duties as Senior Vice President, Operations of the Company, at-will employment, an annual base salary of $195,000 subject to annual review by the Company’s Chief Executive Officer, an annual automobile allowance, and eligibility for a performance bonus of 40% of base salary provided that certain target objectives are attained. The employment agreement also provides that Mr. Madlock is entitled to participate in the employee benefit plans offered by the Company to other salaried employees, and sets forth terms regarding termination including a provision that Mr. Madlock may not compete with the Company anywhere in the U.S. or Canada for a period of two years after termination of his employment with the Company for any reason.
The foregoing description of Mr. Madlock’s employment agreement is qualified in its entirety by reference to the full text of the employment agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.
On January 22, 2008, Michael Woods, Vice President, General Manager of Sparton of Canada, Ltd. resigned from all positions he held as an officer of the Company and its subsidiaries, effective immediately.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits

Exhibit No.	Description

Exhibit 10.1	Executive Employment Agreement, effective as of January 5, 2009, between Sparton Corporation and Gordon Madlock.

Exhibit 99.1	Press Release dated January 27, 2009 issued by Sparton Corporation regarding Mr. Madlock.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SPARTON CORPORATION

By:	/s/ Cary B. Wood

Cary B. Wood
Its:	Chief Executive Officer
Date: January 29, 2009

Index to Exhibits

Exhibit No.	Description

Exhibit 10.1	Executive Employment Agreement, effective as of January 5, 2009, between Sparton Corporation and Gordon Madlock.

Exhibit 99.1	Press Release dated January 27, 2009 issued by Sparton Corporation regarding Mr. Madlock.